Exhibit 10.17

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND JOINDER AND LIMITED WAIVER AND CONSENT
THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND JOINDER AND LIMITED WAIVER AND CONSENT (this “Amendment”) is entered into as of November 28, 2017 (for purposes hereof, the “Sixth Amendment Effective Date”), by and among HARVEST CAPITAL CREDIT CORPORATION, a Delaware corporation (“Harvest”), HCAP EQUITY HOLDINGS, LLC, a Delaware limited liability company (“Attached Equity Holder” and together with Harvest, each an “Existing Borrower” and collectively, the “Existing Borrowers”), HCAP ICC, LLC, a Delaware limited liability company (“New Borrower” and “ICC Loan Subsidiary” herein, and together with the Existing Borrowers, each individually and collectively, jointly and severally, the “Borrower”), each of the financial institutions from time to time party hereto (individually each a “Lender” and collectively the “Lenders”) and PACIFIC WESTERN BANK (successor-by-merger to CapitalSource Bank), a California state-chartered bank and, as administrative, payment and collateral agent for itself, as a Lender, and for the other Lenders (together with its successors and assigns in such capacities, “Agent”).
R E C I T A L S:
WHEREAS, Borrower, Agent and the Lenders have entered into that certain Loan and Security Agreement, dated as of October 29, 2013 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), as amended by (i) that certain First Amendment to Loan and Security Agreement, dated as of December 30, 2013, (ii) that certain Second Amendment to Loan and Security Agreement, dated as of December 17, 2014, (iii) that certain Third Amendment to Loan and Security Agreement, dated as of September 22, 2015, (iv) that certain Fourth Amendment to Loan and Security Agreement and Joinder and Limited Waiver and Consent, dated as of August 4, 2016, and (v) that certain Fifth Amendment to Loan and Security Agreement, dated as of April 28, 2017, pursuant to which Agent and Lenders made certain financial accommodations to Borrower in a maximum principal amount of $55,000,000.00 (the “Loan”);
WHEREAS, Harvest owns one-hundred percent (100%) of the issued and outstanding Equity Interests of New Borrower, which is a wholly-owned subsidiary of Harvest formed (the “ICC Loan Subsidiary Formation”) for the sole purpose of managing Borrower’s investment in Infinite Care, LLC (“Infinite Care”), including without limitation exercising the remedies of Borrower as “Lender” under the Pledged Loan owing by Infinite Care (the “ICC Loan”), managing the operations of Infinite Care in connection therewith, and making further investments in Infinite Care pursuant to the terms and provisions hereof;
WHEREAS, in conjunction with the ICC Loan Subsidiary Formation, New Borrower hereby agrees to join the Loan Agreement as “Borrower” thereunder and hereby agrees to assume and be primarily liable for, as a direct obligor (and not as a surety), all obligations and liabilities of Borrower under the Loan Documents;
WHEREAS, in conjunction with the ICC Loan Subsidiary Formation and the joinder of New Borrower, Borrower has requested, and Agent and Lenders hereby agree to, (x) consent to the ICC Loan Subsidiary Formation, (y) to waive compliance by Borrower with any provisions of the Loan Agreement and the other Loan Documents on or before the date hereof that would have otherwise prohibited the ICC Loan Subsidiary Formation, in each case on the terms and conditions set forth in this Amendment, and (z) modify certain terms and provisions of the Loan Agreement to, among other things, reflect the ICC Loan Subsidiary Formation and such joinder of New Borrower, in each case on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the above-premises and other good and valuable consideration, the parties hereto covenant and agree as follows:
1.The foregoing recitals are incorporated herein by reference.
2.    All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement (as amended hereby).
3.    Amendments to Loan Agreement.
a.The introductory paragraph of the Loan Agreement is hereby amended and restated to read as follows:
“THIS LOAN AND SECURITY AGREEMENT (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”) dated as of October 29, 2013, is entered into by and among HARVEST CAPITAL CREDIT CORPORATION, a Delaware corporation (“Harvest”), HCAP EQUITY HOLDINGS, LLC, a Delaware limited liability company (“Attached Equity Holder”), and HCAP ICC, LLC, a Delaware limited liability company (“ICC Loan Subsidiary”), and each other Subsidiary of Harvest from time to time party hereto as a “Borrower” (together with Attached Equity Holder and ICC Loan Subsidiary, each individually a “Subsidiary Borrower” and collectively the “Subsidiary Borrowers” and together with Harvest, each individually and collectively, jointly and severally, the “Borrower”), each of the financial institutions from time to time party hereto (individually each a “Lender” and collectively the “Lenders”) and PACIFIC WESTERN BANK (successor-by-merger to CapitalSource Bank), a California state-chartered bank (“Pacific Western”), as administrative, payment and collateral agent for itself, as a Lender and for the other Lenders (together with its successors and assigns in such capacities, “Agent”).”
b.Article I of the Loan Agreement is hereby amended to:
a.to add each of the capitalized terms below in the appropriate alphabetical order:
“‘ICC Loan Subsidiary’ shall have the meaning assigned to such term in the introductory paragraph hereof.”
“‘Retained Equity Interests’ shall mean Equity Interests issued by any Person to Borrower with respect to which (a) such Equity Interests were previously Attached Equity Interests issued to Borrower in conjunction with an Underlying Loan that was previously included in the Financed Portfolio, (b) the Underlying Loan which such Equity Interests were issued to Borrower in connection with is no longer included in the Financed Portfolio, and (c) Borrower has retained all right, title, and interest in such Equity Interests notwithstanding that the related Underlying Loan is no longer included in the Financed Portfolio.”
“‘Sixth Amendment Effective Date’ shall mean November 28, 2017.”
“‘Subsidiary Borrower’ shall have the meaning assigned to such term in the introductory paragraph hereof.”
b.amend and restate the definition of “Change of Control” to read as follows:
“‘Change of Control’ shall mean the occurrence of any of the following, unless such action has been consented to in advance in writing by the Requisite Lenders (at their sole option):
(i)any Person acquires the direct or indirect ownership of more than thirty-five percent (35%) of the issued and outstanding voting Equity Interests of Harvest;
(ii)Harvest ceases to own one-hundred percent (100%) of the issued and outstanding voting Equity Interests of each Subsidiary Borrower;
(iii)during the Revolving Period, Sponsor shall at any time for any reason cease to own, directly or indirectly through a wholly-owned subsidiary, the issued and outstanding Equity Interests of Harvest (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units) in at least the same number of shares as owned by Sponsor as of the Closing Date; provided, however, that Sponsor may, directly or indirectly through a wholly-owned Subsidiary, without the prior consent of Agent or the Requisite Lenders, make (and the term “Change of Control” shall not include) a transfer of issued and outstanding Equity Interests of Harvest (the aggregate amount of which shall not exceed 15,000 shares in any one (1) calendar year) to employees of Harvest, the Administrator, or HCAP Advisors, as applicable, on an annual basis;
(iv)a greater than ten percent (10%) change in the direct or indirect ownership of the Equity Interests of HCAP Advisors, LLC, provided that the Person having control of HCAP Advisors, LLC pursuant to its organizational documents shall not change;
(v)fifty percent (50%) or more of the members of the Board of Directors (or other applicable governing body) of Harvest on any date shall not have been (x) members of the Board of Directors (or other applicable governing body) of Harvest on the date twelve (12) months prior to such date or (y) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors (or other applicable governing body) of Harvest as constituted on the date twelve (12) months prior to such date;
(vi)a Key Person Event;
(vii)Harvest’s Equity Interests cease to be traded on a major United States stock exchange; or
(viii)any “change in/of control” or “sale” or “disposition” or “merger” or similar event as defined in any certificate of incorporation or formation or statement of designations or bylaws or operating agreement, as applicable, of Borrower or in any document governing Material Indebtedness of Borrower (other than any Loan Documents), individually or in the aggregate which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof.”
c.amend the definition of “Material Adverse Effect” to amend and restate clause (b) thereof to read as follows:
“(b)     has been or reasonably could be expected to be material and adverse to the value of any of the Collateral or to the business, operations, prospects, properties, assets, liabilities or condition (financial or otherwise) of Harvest (on a consolidated basis with the Subsidiary Borrowers), Investment Adviser or Administrator, either individually or taken as a whole; or”
d.amend the definition of “Affiliate” to delete the reference to “Attached Equity Interests” in the proviso therein and replace it with “Attached Equity Interests or Retained Equity Interests” therein; and
e.amend the definition of “Custodian” to delete the reference to “Attached Equity Interests” therein and replace it with “Attached Equity Interests and/or Retained Equity Interests” therein.
c.Section 5.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“5.1    Organization and Authority
a.(i) Harvest is a corporation, duly organized, validly existing and in good standing under the laws of Delaware, and (ii) each Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation.
b.(i) Borrower has all requisite power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (ii) Harvest is duly qualified to do business in the jurisdictions set forth on Schedule 5.1, which are all of the jurisdictions in which failure to so qualify could reasonably be likely to have or result in a Material Adverse Effect.
c.Borrower has all requisite power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, (ii) to acquire the Pledged Loans and other Collateral, (iii) to consummate the transactions contemplated under the Loan Documents to which it is a party, and (iv) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party. Borrower has all requisite power and authority to borrow hereunder.
d.Harvest is an “investment company” under the Investment Company Act.
e.No transaction contemplated in this Agreement or the other Loan Documents requires compliance with any bulk sales act or similar law.”
d.Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“5.3    Subsidiaries, Capitalization and Ownership Interests
As of the Sixth Amendment Effective Date, Borrower has no Subsidiaries other than Harvest’s ownership of one-hundred percent of the Equity Interests in each Subsidiary Borrower. As of the Closing Date, eleven and forty-nine one hundredths of one percent (11.49%) of the outstanding Equity Interest in Harvest is directly owned (both beneficially and of record) by Sponsor free and clear of any Liens other than Liens in favor of Agent and/or Lenders, if any. The outstanding Equity Interests of Borrower have been duly authorized and validly issued. Schedule 5.3 lists the officers or directors of Harvest as of the Closing Date. Other than Equity Interests acquired in compliance with Section 7.3(a), Attached Equity Interests, Retained Equity Interests, and Harvest’s ownership of one-hundred percent of the Equity Interests in each Subsidiary Borrower, Borrower does not (a) own any Investment Property other than as otherwise permitted under this Agreement or (b) own any interest or participate or engage in any joint venture, partnership or similar arrangements with any Person.”
e.Section 5.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“5.15    Existing Indebtedness; Investments, Guarantees and Contracts; Contractual Obligations
Borrower does not (a) have any outstanding Indebtedness, except Permitted Indebtedness, or (b) except as set forth on Schedule 5.15 and as permitted pursuant to Section 7.3 own or hold any equity or long-term debt investments in, or have any outstanding advances to or any outstanding guarantees for, the obligations of, or any outstanding borrowings from, any other Person. Borrower has performed all material obligations required pursuant to or in connection with any Permitted Indebtedness and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder. Except for Permitted Indebtedness, any investment which may be made by Borrower in a Financing Subsidiary or each Subsidiary Borrower in the future in accordance with the terms and conditions of this Agreement and the investments, cash or accounts in which any Subsidiary Borrower or such Financing Subsidiary (as applicable) may have an interest, Borrower has not, directly or indirectly, made, and there does not exist, any loan, advances or guarantees to or for the benefit of any Person or agreements to assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person.”
f.Section 6.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“6.13    Attached Equity Interests and Retained Equity Interests
Borrower shall take any and all actions necessary or as Agent may reasonably request, to create and maintain a valid perfected first-priority Lien in the Attached Equity Interests and any Retained Equity Interests, including, without limitation, by delivery of duly executed blank transfer powers.”
g.Section 7.3 of the Loan Agreement is hereby amended to:
a.amend and restate clause (a) thereof in its entirety to read as follows:
“(a)     merge with, purchase, own, hold, invest in or otherwise acquire any obligations or Equity Interests or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, other than the following, which in each case are subject to a first priority, perfected Lien in favor of Agent and are expressly permitted, (i) the ownership of Attached Equity Interests or any Retained Equity Interests constituting Collateral in accordance with the terms of the Loan Documents; (ii) investments in each Subsidiary Borrower; (iii) investments in a Financing Subsidiary; (iv)(x) investments in the equity of collateralized loan obligations made in accordance with the Credit Policy, and (y) other investments made in accordance with the Credit Policy, in the case of clause (x) and clause (y), in the aggregate up to but not exceeding fifteen percent (15%) of the total assets of Harvest; and (v) as otherwise provided in this Section 7.3;”
b.amend and restate clause (e) thereof in its entirety to read as follows:
“(e)     have any Subsidiaries other than (x) Harvest’s ownership of the Equity Interests of each Subsidiary Borrower, and (y) a Financing Subsidiary; provided, that (i) Borrower shall cause any SBIC Subsidiary to execute and deliver to the Agent such certificates and agreements, in form and substance satisfactory to the Agent, as it shall determine are necessary to confirm that such SBIC Subsidiary continues to maintain its license as an “SBIC Subsidiary”, pursuant to the definition thereof, and (ii) in the event that any SBIC Subsidiary shall cease to be licensed as an “SBIC Subsidiary” pursuant to the definition thereof, the Borrower will, in each case, on or before thirty (30) days following the date such Subsidiary ceases to be licensed, cause such new Subsidiary to join this Agreement and the other Loan Documents as a Borrower pursuant to documentation that is in form and substance satisfactory to Agent in its Permitted Discretion.”
h.Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“7.5    Transactions with Affiliates
Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates other than (a) transactions with a Financing Subsidiary at prices and on terms and conditions not less favorable to Borrower than could be obtained at the time on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrowers, (c) the execution, delivery of and performance under the Advisory Agreement and the Administration Agreement, (d) transactions with JMP Securities LLC in connection with a public offering, or a repurchase, of Borrower’s debt or equity securities, at prices and on terms and conditions not less favorable to Borrower than could be obtained at the time on an arm’s-length basis from unrelated third parties (and otherwise in compliance with Applicable Laws), (e) co-investment transactions with any Affiliate as and to the extent permitted by the exemptive order dated December 10, 2015, issued by the SEC to Harvest and certain Affiliates, (f) with respect to any Affiliated Underlying Borrower, (w) any Underlying Loan made to such Affiliated Underlying Borrower, (x) any ownership of Attached Equity Interests of such Affiliated Underlying Borrower (and related transactions in conjunction therewith), (y) any transactions related to the management of (I) any Underlying Loan made to such Affiliated Underlying Borrower, (II) any Attached Equity Interests with respect thereto, or (III) the operations of any such Affiliated Underlying Borrower (in each case, to the extent otherwise permitted pursuant to the terms and provisions hereof), and (z) any other transaction expressly permitted in writing by Agent in its sole discretion, (g) with respect to any Person issuing Retained Equity Interests to Borrower, (x) any ownership of Retained Equity Interests of such Person (and related transactions in conjunction therewith), (y) any transactions related to the management of (I) any Retained Equity Interests with respect thereto, or (II) the operations of any such Person issuing Retained Equity Interests to Borrower (in each case, to the extent otherwise permitted pursuant to the terms and provisions hereof), and (z) any other transaction expressly permitted in writing by Agent in its sole discretion, and (h) the payment of compensation and reimbursement of expenses of officers and directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification of officers and directors in the ordinary course of business.”
i.Section 7.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“7.7    Transfer of Collateral
Except (x) as provided in Section 7.10, (y) for any transfer or assignment of Attached Equity Interests or Retained Equity Interests by Harvest to any Subsidiary Borrower or by any Subsidiary Borrower to Harvest, and (z) for any transfer or assignment to the ICC Loan Holder by Harvest of Harvest’s right, title, and interest in, and rights and obligations under, the ICC Loan, Borrower shall not sell, lease, transfer, pledge, encumber, assign or otherwise dispose of any Collateral.”
j.Section 7.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“7.10    Sale of Collateral
a.Borrower shall not sell, transfer or otherwise dispose of any Pledged Loans (or any Attached Equity Interests with respect thereto) in the Financed Portfolio unless such Pledged Loans (and any Attached Equity Interests with respect thereto) are being sold and: (i) notice of such sale is given to Agent ten (10) days prior to the occurrence of such sale (which notice shall describe the timing and terms of such sale), (ii) the consideration for such sale is cash payable at the closing of such sale, (iii) all proceeds of such sale are deposited into the Blocked Account within one (1) Business Day of the closing of such sale, (iv) before and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing, (v) before and after giving effect to such sale Availability is, and will be, greater than zero and (vi) the aggregate Adjusted Principal Balance of all such Pledged Loans sold during any twelve (12) month period shall not exceed twenty-five percent (25%) of the aggregate Adjusted Principal Balance of all Pledged Loans at the beginning of such twelve (12) month period.
b.Borrower shall not sell, transfer or otherwise dispose of any Retained Equity Interests unless such Retained Equity Interests are being sold and: (i) notice of such sale is given to Agent ten (10) days prior to the occurrence of such sale (which notice shall describe the timing and terms of such sale), (ii) the consideration for such sale is cash payable at the closing of such sale, (iii) all proceeds of such sale are deposited into the Blocked Account within one (1) Business Day of the closing of such sale, (iv) before and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing, and (v) before and after giving effect to such sale Availability is, and will be, greater than zero.
c.Notwithstanding the foregoing conditions in clauses (a) and (b) above, (i) Borrower shall be permitted to (x) transfer Underlying Loans to an SBIC Subsidiary pursuant to a transaction not prohibited hereunder immediately after originating or purchasing such Underlying Loan, or (y) sell any Collateral on such other conditions as Agent, acting on its behalf and at the instruction of the Requisite Lenders in their sole discretion, shall approve in advance in writing, and (ii) nothing in this Section 7.10 shall in any way limit any rights of Borrower pursuant to Section 7.7(y) and (z) above.
d.Notwithstanding anything to the contrary herein, Borrower shall not sell, transfer or otherwise dispose of any Collateral during the continuance of a Default or Event of Default or if a Default or Event of Default would result therefrom.”
k.Article VIII of the Loan Agreement is hereby amended to amend and restate clause (p) thereof in its entirety to read as follows:
“(p)    Harvest without the consent of Agent, acting on its behalf and at the instruction of the Requisite Lenders, (A) fails to comply (or fails to cause any Subsidiary Borrower or any other Subsidiary to comply) with the Valuation Policy in any material respect adverse to the Lenders, or (B) fails to comply (or fails to cause any Subsidiary Borrower or any other Subsidiary to comply) with its Credit Policy and, in each case, such failure shall continue un-remedied for a period of thirty (30) or more calendar days after the earlier of notice thereof by the Agent to Harvest or knowledge thereof by a Responsible Officer;”
4.    Joinder, Assumption, and Consent.
(a)With this Amendment, (x) Existing Borrowers, Agent, and each Lender each hereby agree that the Note, the Loan Agreement, and all other Loan Documents are amended to reflect that New Borrower is hereby a “Borrower” (as defined in the Loan Agreement and each such Loan Document) in, under and pursuant to the Loan Agreement, the Note, and the other Loan Documents with all the rights, obligations, liabilities and duties of “Borrower” thereunder, and (y) New Borrower hereby agrees that it is a “Borrower” (as defined in the Loan Agreement and each such other Loan Document) in, under, and pursuant to the Loan Agreement, the Note, and all other Loan Documents with all the rights, obligations, liabilities and duties of “Borrower” thereunder, in each case regardless of when such obligations, liabilities and duties first arose.
(b)New Borrower hereby (i) joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Note, the Loan Agreement, and each and every other Loan Document to the same extent as Existing Borrowers are so bound and as if such New Borrower was an original signatory thereto; (ii) makes all of the representations and warranties set forth in the Loan Agreement and the other Loan Documents; (iii) grants to Agent, for the benefit of Lenders, pursuant to the terms and provisions of the Loan Agreement, a valid and enforceable security interest in and to all of its assets constituting Collateral, free and clear of all liens, claims and encumbrances except as otherwise provided in the Loan Agreement; and (iv) agrees that it is a direct obligor primarily liable for all of the Obligations, whether now or hereafter arising. Without limiting the foregoing, New Borrower agrees that it shall be jointly and severally liable with Existing Borrowers and any other Borrower for all liabilities and obligations of “Borrower” irrespective of when such liabilities or obligations first arose under the Loan Agreement or the other Loan Documents.
(c)In furtherance of the foregoing, New Borrower agrees to execute and/or deliver to Agent such Loan Documents, mortgage, deed of trust or similar security instrument, UCC financing statements, manager’s certificate as to organization and incumbency and any other documents, instruments, certificates or agreements as Agent may reasonably request to give effect to this joinder of New Borrower as a “Borrower”.
(d)To induce Agent to accept New Borrower as a “Borrower” under the Loan Documents, (i) Existing Borrowers hereby restate and renew each and every representation and warranty made in the Loan Agreement and the other Loan Documents in respect of Borrower generally, (ii)  Existing Borrowers and New Borrower agree that all of the Obligations are performable by such Borrower in accordance with the terms of the applicable Loan Documents without setoff, defense, counterclaim or claims in recoupment and (iii) Existing Borrowers and New Borrower, irrevocably waives any and all rights and remedies from time to time arising in favor of any surety or guarantor under applicable law (including, without limitation, any right to require any of the Collateral from time to time securing the Obligations to be marshaled).
5.    Consent and Waiver.
a.Consent to ICC Loan Subsidiary Formation. Subject to the satisfaction of the conditions precedent set forth in Section 8 below, and notwithstanding applicable terms and provisions of the Loan Agreement to the contrary (including without limitation Sections 7.3, 7.5, and 7.7 thereof), Agent (acting at the instruction of the Requisite Lenders) consents to the ICC Loan Subsidiary Formation (provided, however, that the aggregate amount of the investment by Harvest in the ICC Loan Subsidiary shall not exceed $300,000 (or such other amount agreed to in writing by Agent in its Permitted Discretion)), and solely with respect to the ICC Loan Subsidiary Formation, Agent hereby waives, effective as of the Sixth Amendment Effective Date compliance by Borrower with any provisions of the Loan Agreement and the other Loan Documents that would otherwise prohibit the ICC Loan Subsidiary Formation (including without limitation Sections 7.3 and 7.5 of the Loan Agreement). Agent’s consent (acting at the instruction of the Requisite Lenders) to the ICC Loan Subsidiary Formation is given solely to the extent that the information disclosed in writing to Agent by Borrower regarding the nature and scope of the ICC Loan Subsidiary Formation accurately reflects the actual nature and scope thereof. If Agent determines in its reasonable, good faith judgment that the nature or extent of the ICC Loan Subsidiary Formation is materially different from the nature or extent as disclosed to Agent in writing prior to the date hereof, then, upon written notice by Agent to the Borrower, the waiver and consent set forth in this clause (a) shall terminate and be rescinded automatically without further action by Agent or any Lender, and Agent and the Lenders shall have the right to exercise any and all of their rights and remedies in accordance with the terms of the Loan Agreement with respect to any Default or Event of Default related thereto immediately and without any further passage of time.
b.No Other Consent or Waiver.
a.The waiver and consent set forth in clause (a) is limited to those items specifically referenced therein. Except as specifically set forth in clause (a), nothing contained in this Amendment or any other communication between Agent, any Lender, and Borrower shall be a (A) consent to any transaction other than the ICC Loan Subsidiary Formation, or (B) waiver of any past, present or future violation, Default or Event of Default of Borrower under the Loan Agreement or any Loan Document. Agent and each Requisite Lender hereby expressly reserve any rights, privileges and remedies under the Loan Agreement and each Loan Document that Agent and Lenders may have with respect to any violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of any such violation, Default or Event of Default shall not directly or indirectly in any way whatsoever either (x) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as and to the extent set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Loan Document, (y) amend or alter any provision of the Loan Agreement or any Loan Document or any other contract or instrument, or (z) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent and Lenders under the Loan Agreement or any Loan Document or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Loan Agreement or any Loan Document.
b.Borrower is hereby notified that irrespective of (A) any waivers or consents previously granted by Agent and Lenders regarding the Loan Agreement and the Loan Documents, (B) any previous failures or delays of Agent and Lenders in exercising any right, power or privilege under the Loan Agreement or the Loan Documents, or (C) any previous failures or delays of Agent and Lenders in the monitoring or in the requiring of compliance by Borrower with its duties, obligations, and agreements in the Loan Agreement and the Loan Documents, Borrower will be expected to comply strictly with their duties, obligations and agreements under the Loan Agreement and the Loan Documents.
c.Without limiting in any way the generality of the foregoing or any other term or provision of this Amendment, with its signature below, Borrower hereby acknowledges and agrees that any protective advance made by Borrower with respect to the ICC Loan and the management thereof shall be excluded from the calculation of the “Principal Balance” or “Adjusted Principal Balance” with respect to the ICC Loan for all purposes under the Loan Agreement (and pursuant to the terms and provisions thereof).
6.    All references in the Loan Documents to the “Loan Agreement” shall be deemed to refer to the Loan Agreement as amended by this Amendment.
7.    Borrower (including, for the avoidance of doubt, New Borrower) covenants and agrees with and represents and warrants to Agent and Lenders as follows:
(a)Borrower’s obligations under the Loan Agreement, as modified hereby, are and shall remain secured by, inter alia, the Loan Agreement and the other Security Documents;
(b)(i) Borrower possesses all of the powers requisite for it to enter into and carry out the transactions of Borrower referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Loan Documents and any other documents contemplated herein that are to be performed by Borrower; (ii) any and all actions required or necessary pursuant to Borrower’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by Borrower of the terms and conditions of this Amendment, the Loan Documents and said other documents; (iii) such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which Borrower is a party or by which Borrower or any of its properties are bound; (iv) all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by Borrower of the terms and conditions of this Amendment, the Loan Documents, the said other documents and the transactions contemplated hereby have been obtained by Borrower and are in full force and effect;
(c)This Amendment and the Loan Documents constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)All representations and warranties made by Borrower in the Loan Documents are true and correct in all material respects, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof;
(e)This Amendment is not a substitution, novation, discharge or release of the Borrower’s obligations under the Loan Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect;
(f)(i) No Default or Event of Default has occurred and is continuing under the Loan Documents; and (ii) there exist no defenses, offsets, counterclaims or claims with respect to Borrower’s obligations and liabilities under the Loan Agreement or any of the other Loan Documents; and
(g)Borrower hereby ratifies and confirms in full its duties and obligations under the Loan Agreement and the other Loan Documents.
8.    The following are conditions precedent to this Amendment:
(a)Borrower shall have executed and delivered to Agent this Amendment;
(b)Agent shall have received a Pledge Amendment duly executed by Harvest;
(c)Agent shall have received (i) the Charter or Certificate of Formation and Good Standing Documents of New Borrower, all in form and substance acceptable to Agent in its sole discretion and (ii) a certificate of the corporate secretary or assistant secretary of New Borrower in his or her capacity as such and not in his or her individual capacity dated the Sixth Amendment Effective Date, as to the incumbency and signature of the Persons executing the Loan Documents on behalf of New Borrower in form and substance acceptable to Agent in its sole discretion;
(d)The representations and warranties contained in the Loan Documents and in any certificates delivered to Agent in connection with the closing of this Amendment shall be true and correct in all material respects, and all covenants and agreements required to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Agent;
(e)All actions taken in connection with the execution and delivery of this Amendment shall be completely satisfactory to Agent and its counsel. Agent and its counsel shall have received copies of all such documents, instruments, and other items as Agent or its counsel may reasonably request in connection therewith, all in form and substance satisfactory to Agent and its counsel, in their sole discretion;
(f)There has been no occurrence of any Default or Event of Default that is continuing and/or the exercise by Agent or any Lender of any and all of its available rights and remedies with respect thereto;
(g)Borrower shall have paid to Agent all fees and out-of-pocket costs, expenses, and disbursements, including without limitation, reasonable fees and expenses of counsel (whether in house counsel or retained counsel) incurred by Agent in connection with the development, preparation, execution, administration, interpretation, or performance of this Amendment and the documents to be entered into and/or reviewed in connection therewith; and
(h)Such other matters as Agent shall reasonably require.
9.    THIS AMENDMENT IS GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA (“FEDERAL LAW”) AND, FOR THE PURPOSES OF EXPORTATION OF INTEREST AND INTEREST FEES UNDER FEDERAL LAW, AGENT RELIES ON CALIFORNIA LAW. TO THE EXTENT THAT STATE LAW APPLIES AND IS NOT PREEMPTED BY FEDERAL LAW, THEN PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS AMENDMENT, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. TO THE EXTENT THAT AGENT OR ANY LENDER HAS GREATER RIGHTS OR REMEDIES UNDER FEDERAL LAW, WHETHER AS A NATIONAL BANK OR OTHERWISE, THIS PARAGRAPH SHALL NOT BE DEEMED TO DEPRIVE AGENT OR SUCH LENDER OF SUCH RIGHTS AND REMEDIES AS MAY BE AVAILABLE UNDER FEDERAL LAW; EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, FEDERAL LAW OR THE LAW OF THE STATE OF NEW YORK, AS APPLICABLE, SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND EACH GUARANTOR EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AMENDMENT.
10.    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.
11.    Except as specifically modified herein, the Loan Agreement and the other Loan Documents are hereby ratified and confirmed. Borrower and Agent agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees (i) that this Amendment is not intended to constitute, and does not constitute or give rise to, and shall not cause any novation, cancellation or extinguishment of any or all of the Obligations or of any interests owned or held by Agent (and not previously released) in and to any of the Collateral, and (ii) to pay the Loan and all related expenses, as and when due and payable in accordance with the Loan Agreement and the other Loan Documents (as amended hereby), and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default.
12.    This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf), or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
13.    BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH LENDER AND AGENT AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, ATTORNEYS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL CLAIMS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED THAT BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY OF THE LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND/OR THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. BORROWER ACKNOWLEDGES THAT THE FOREGOING RELEASE IS A MATERIAL INDUCEMENT TO AGENT AND LENDERS’ DECISION TO EXTEND TO SUCH CREDIT PARTY THE FINANCIAL ACCOMMODATIONS HEREUNDER AND HAS BEEN RELIED UPON BY AGENT IN AGREEING TO MAKE THE LOAN. BORROWER HEREBY FURTHER SPECIFICALLY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE (TO THE EXTENT APPLICABLE), WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR,” AND FURTHER WAIVES ANY SIMILAR RIGHTS UNDER APPLICABLE LAWS.
[Remainder of page intentionally blank; signature pages follow.]
14.
IN WITNESS WHEREOF, the Borrower, Agent and Lenders have executed this Sixth Amendment to Loan and Security Agreement and Joinder and Limited Waiver and Consent as of the date first above written.
EXISTING BORROWERS:
HARVEST CAPITAL CREDIT CORPORATION,
a Delaware corporation

By:     /s/ Richard P. Buckanavage
Name:    Richard P. Buckanavage
Title:     Chief Executive Officer and President
HCAP EQUITY HOLDINGS, LLC,
a Delaware limited liability company
By:     Harvest Capital Credit Corporation,
its sole Member

By:     /s/ Richard P. Buckanavage
Name:    Richard P. Buckanavage
Title:     Chief Executive Officer and President

NEW BORROWER:
HCAP ICC, LLC,
a Delaware limited liability company
By:     Harvest Capital Credit Corporation,
its sole Member

By:     /s/ Richard P. Buckanavage
Name:    Richard P. Buckanavage
Title:     Chief Executive Officer and President

ADMINISTRATIVE AGENT, COLLATERAL AGENT, PAYMENT AGENT AND LENDER:

PACIFIC WESTERN BANK
(successor-by-merger to CapitalSource Bank),
a California state-chartered bank

By:     /s/ David Zimmerman
Name:    David Zimmerman
Title:    Senior Vice President
LENDER:

CITY NATIONAL BANK,
as a Lender
By:     /s/ Eric Lo
Name:    Eric Lo
Title:     Vice President

[Harvest] Sixth Amendment